JP CENTURION & PARTNERS
JP CENTURION & PARTNERS PLT
(AF002366) (LLP0025093-LCA)
Chartered Accountants
(A Firm registered with Malaysian Institute of Accountants and US PCAOB)

No. 36G-2, Jalan Radin Anum
Bandar Baru Sri Petaling
57000 Kuala Lumpur
Malaysia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Simson Wellness Tech. Corp.
No.35-4, Jalan 8/146
Bandar Tasik Selatan
57000 Kuala Lumpur,
Malaysia.

We consent to the inclusion in the Registration Statement on Form S-1 of Simson Wellness Tech. Corp., of our report date December 29, 2023 relating to our audit of the balance sheets of Simson Wellness Tech. Corp. as of December 31, 2022 and the related statement of operations and comprehensive loss, shareholders' equity, and cash flows for year ended of December 31, 2022 and the related notes included herein.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723)

Kuala Lumpur, Malaysia
December 29, 2023